Exhibit 99.1

Other Expenses of Issuance and Distribution

The estimated expenses incurred by Invesco Mortgage Capital Inc. in connection with its issuance and sale of 6,000,000 shares of 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock are set forth in the following table:

Securities and Exchange Commission Registration Fee	$22,218
Legal Fees and Expenses	85,000
Accounting Fees and Expenses	40,000
Printing and Engraving Expenses	20,000
NYSE Listing Fee	22,080
Other Miscellaneous	10,072

Total	$200,000